Exhibit 99.1
Contact:       Walter H. Hasselbring, III
(815) 432-2476

IF BANCORP, INC. ANNOUNCES RESULTS FOR THIRD QUARTER

OF FISCAL YEAR 2017

IF Bancorp, Inc. (NASDAQ: IROQ) (the “Company”) the holding company for Iroquois Federal Savings and Loan Association  (the “Association”), announced unaudited net income of $844,000, or $0.23 per basic and diluted share, for the three months ended March 31, 2017, compared to $944,000, or $0.25 per basic and diluted share, for the three months ended March 31, 2016.

For the three months ended March 31, 2017, net interest income was $4.4 million compared to $4.3 million for the three months ended March 31, 2016.  The provision for loan losses was $192,000 for the three months ended March 31, 2017, compared to a provision of $254,000 for the three months ended March 31, 2016.  Interest and dividend income increased to $5.3 million for the three months ended March 31, 2017, from $5.1 million for the three months ended March 31, 2016.  Interest expense increased to $898,000 for the three months ended March 31, 2017, from $834,000 for the three months ended March 31, 2016.  Non-interest income decreased to $839,000 for the three months ended March 31, 2017, from $926,000 for the three months ended March 31, 2016.  Non-interest expense increased to $3.7 million for the three months ended March 31, 2017 from $3.5 million for the three months ended March 31, 2016.  For the three months ended March 31, 2017, income tax expense totaled $479,000 compared to $542,000 for the three months ended March 31, 2016.

The Company announced unaudited net income of $3.3 million, or $0.90 per basic share and $0.89 per diluted share for the nine months ended March 31, 2017, compared to $2.5 million, or $0.67 per basic and diluted share for the nine months ended March 31, 2016.  For the nine months ended March 31, 2017, net interest income was $13.3 million compared to $12.6 million for the nine months ended March 31, 2016.  The provision for loan losses decreased to $225,000 for the nine months ended March 31, 2017, from $1.1 million for the nine months ended March 31, 2016.  Interest and dividend income increased to $16.0 million for the nine months ended March 31, 2017, from $15.0 million for the nine months ended March 31, 2016.  Interest expense increased to $2.7 million for the nine months ended March 31, 2017 from $2.4 million for the nine months ended March 31, 2016.  Non-interest income decreased slightly to $3.0 million for the nine months ended March 31, 2017 from $3.1 million for the nine months ended March 31, 2016.  Non-interest expense increased to $10.8 million for the nine months ended March 31, 2017 from $10.7 million for the nine months ended March 31, 2016.  For the nine months ended March 31, 2017, income tax expense totaled $1.9 million compared to $1.4 million for the nine months ended March 31, 2016.

Total assets at March 31, 2017 were $591.5 million compared to $595.6 million at June 30, 2016.  Cash and cash equivalents increased to $16.8 million at March 31, 2017, from $6.4 million at June 30, 2016.  Investment securities decreased to $113.6 million at March 31, 2017, from $121.3 million at June 30, 2016.  Net loans receivable decreased to $437.9 million at March 31, 2017, from $443.7 million at June 30, 2016.  Deposits increased to $436.2 million at March 31, 2017, from $433.7 million at June 30, 2016.  Total borrowings, including repurchase agreements, decreased to $64.9 million at March 31, 2017 from $71.4 million at June 30, 2016.  Stockholders’ equity decreased to $83.2 million at March 31, 2017 from $84.0 million at June 30, 2016.

IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association (the “Association”).  The Association, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from five full-service banking offices located in Watseka, Danville, Clifton, Hoopeston, and Savoy, Illinois and a loan production and wealth management office in Osage Beach, Missouri.  The principal activity of the Association’s wholly-owned subsidiary, L.C.I. Service Corporation, is the sale of property and casualty insurance.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

 The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Selected Income Statement Data

(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2017	2016	2017	2016
		ss
Interest and dividend income	$5,255	$5,148	$16,011	$15,005
Interest expense	898	834	2,682	2,377
Net interest income	4,357	4,314	13,329	12,628
Provision for loan losses	192	254	225	1,142
Net interest income after provision for loan losses	4,165	4,060	13,104	11,486
Non-interest income	839	926	2,978	3,069
Non-interest expense	3,681	3,500	10,823	10,660
Income before taxes	1,323	1,486	5,259	3,895
Income tax expense	479	542	1,942	1,397

Net income	$844	$944	$3,317	$2,498

Earnings per share (1)
Basic	$0.23	$0.25	$0.90	$0.67
Diluted	$0.23	$0.25	$0.89	$0.67
Weighted average shares outstanding (1)
Basic	3,663,983	3,718,169	3,687,135	3,734,317
Diluted	3,697,503	3,722,605	3,714,701	3,736,962

			footnotes on following page

Performance Ratios

	For the Nine Months Ended	For the Year Ended
	March 31, 2017	June 30, 2016
	(unaudited)
Return on average assets	0.76%	0.62%
Return on average equity	5.31%	4.35%
Net interest margin on average interest earning assets	3.03%	3.11%

Selected Balance Sheet Data

(Dollars in thousands, except per share data)

	At March 31, 2017	At June 30, 2016
	(unaudited)
Assets	$591,472	$595,565
Cash and cash equivalents	16,785	6,449
Investment securities	113,589	121,328
Net loans receivable	437,946	443,748
Deposits	436,153	433,708
Federal Home Loan Bank borrowings and repurchase agreements	64,940	71,392
Total stockholders’ equity	83,202	83,972
Book value per share (2)	21.11	20.92
Average stockholders’ equity to average total assets	14.23%	14.33%

Asset Quality

(Dollars in thousands)

	At March 31, 2017	At June 30, 2016
	(unaudited)
Non-performing assets (3)	$2,098	$2,527
Allowance for loan losses	5,366	5,351
Non-performing assets to total assets	0.35%	0.42%
Allowance for losses to total loans	1.21%	1.19%

(1)	Shares outstanding do not include ESOP shares not committed for release.
(2)	Total stockholders’ equity divided by shares outstanding of 3,940,408 at March 31, 2017, and 4,014,061 at June 30, 2016, respectively.
(3)	Non-performing assets include non-accrual loans, loans past due 90 days or more and accruing, and foreclosed assets held for sale.